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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated May 7, 1999 relating to the financial statements and financial statement schedule of Women.com Networks, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



                                        /s/ PricewaterhouseCoopers LLP
                                        ---------------------------------------

San Jose, California
May 12, 1999